Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     Ryder Scott Company, L.P. hereby consents to the incorporation by reference into this Form S-8 registration statement of information from its report regarding estimated proved reserves and future income attributable to those reserves and their present value as of December 31, 2009, included in Apache Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580
Houston, Texas
November 10, 2010